Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports First-Quarter 2020 Operating Results;
Wireless Trends Continue to Improve and Year-Over-Year Improvements in Software Revenue Bookings

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (April 29, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the first quarter ended March 31, 2020. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 24, 2020, to stockholders of record on May 25, 2020.

Key First-Quarter Operating Highlights:

•
Software bookings in the first quarter totaled $15.6 million, up from software bookings of $14.7 million in the prior year quarter. First quarter 2020 bookings included $5.9 million of operations bookings and $9.7 million of maintenance renewals, compared to $6.0 million and $8.7 million, respectively in the first quarter of 2019.

•
First quarter 2020 software revenue of $15.9 million, compared to software revenue of $19.2 million in the prior year quarter. Included in first quarter software revenue was $6.2 million of operations revenue and $9.7 million in maintenance revenue, compared to $9.0 million in operations revenue and $10.2 million in maintenance revenue in the first quarter of 2019.

•	The revenue renewal rate for software maintenance in the first quarter of 2020 continued to exceed 99 percent.

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•
The quarterly rate of paging unit erosion was 1.3 percent in the first quarter of 2020, compared to 1.8 percent in the prior quarter and 1.0 percent in the year-earlier period. Net paging unit losses were 12,000 in the first quarter of 2020, compared to 17,000 in the prior quarter and 10,000 in the first quarter of 2019. Paging units in service at March 31, 2020, totaled 926,000, compared to 982,000 at March 31, 2019.

•	The quarterly rate of wireless revenue erosion was 1.1 percent in the first quarter of 2020, compared to 0.9 percent erosion in the prior quarter and 2.1 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.31 in the first quarter of 2020, compared to $7.32 in the year-earlier quarter and $7.33 in the prior quarter.

•
Operating expenses in the first quarter of 2020 totaled $41.4 million, compared to $40.6 million in the prior year quarter. Adjusted operating expenses totaled $40.9 million in the first quarter of 2020, compared to $38.3 million in the year-earlier quarter.

•	Capital expenses were $1.1 million in the first quarter of 2020, compared to $1.3 million in the year-earlier quarter.

•	The number of full-time equivalent employees at March 31, 2020, totaled 620, compared to 591 in the prior year quarter.

•	Capital returned to stockholders in the first quarter of 2020 totaled $2.6 million, in the form of the regular quarterly dividend.

•	The Company’s cash, cash equivalents and short-term investments balance at March 31, 2020, was $72.2 million, compared to $77.3 million at December 31, 2019.

2020 First-Quarter Results:
Consolidated revenue for the first quarter of 2020 under Generally Accepted Accounting Principles (“GAAP”) was $37.3 million compared to $41.8 million in the first quarter of 2019.

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	For the three months ended
(Dollars in thousands)	March 31, 2020	March 31, 2019	Change (%)
Wireless revenue
Paging revenue	$20,451	$21,687	(5.7)%
Product and other revenue	935	923	1.3%
Total wireless revenue	$21,386	$22,610	(5.4)%

Software revenue
Operations revenue	$6,229	$9,009	(30.9)%
Maintenance revenue	9,652	10,145	(4.9)%
Total software revenue	15,881	19,154	(17.1)%
Total revenue	$37,267	$41,764	(10.8)%

GAAP net loss for the first quarter of 2020 was $4.5 million, or $0.24 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share, in the first quarter of 2019.
In the first quarter of 2020, the EBITDA (earnings before interest, taxes, depreciation and amortization) loss totaled $2.0 million. The first quarter 2020 EBITDA loss compares to EBITDA of $3.5 million in the prior year quarter. Spok presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results. Spok believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

	For the three months ended
(Dollars in thousands)	March 31, 2020	March 31, 2019
Net (loss) income	$(4,539)	$742
Basic and diluted net (loss) income per share	$(0.24)	$0.04
EBITDA	$(1,962)	$3,474

Management Commentary:
“We were negatively impacted in the first quarter, as the majority of our customer base struggled with the challenges presented by COVID-19,” said Vincent D. Kelly, president and chief executive officer. “We had over 100 meetings scheduled for our annual industry conference, HIMSS, as we were all set to roll out our new cloud native platform, Spok Go. These meetings included both prospective customers for our Spok Go platform and strategic

Spok.com

partners. It has been challenging to get the meetings rescheduled as the world has changed quickly. The pandemic has created an atmosphere of fear and uncertainty and our thoughts and prayers go out to those that have been both directly and indirectly affected by this tragedy. While the situation is fluid and no one is able to predict the duration and severity of this pandemic with a high degree of certainty, let me assure you that, as a company, in the near-term we are positioned to deal with the situation. We have taken the necessary steps to provide for the safety of our customers and employees in order to ensure the continuity of our operations and product development efforts. Spok has a stable revenue base, as approximately 83 percent of our revenues in the first quarter were recurring in nature, coming from either our legacy wireless business or software maintenance contracts. We provide a critical function, which we believe will become even more necessary in this environment, delivering reliable communications and clinical information to care teams when and where it matters most to improve patient outcomes.”

In the first quarter of 2020, Spok returned $2.6 million in capital to stockholders, in the form of its regular quarterly dividend. “We were proud to be able to execute against our capital allocation strategy in the first quarter, which included paying dividends to our stockholders and investing in our product platform and infrastructure," continued Kelly. "Spok remains committed to paying our regular quarterly dividend. We believe we will be able to achieve this while continuing to support our Spok Care Connect® platform and in the near term investing in the evolution of our cloud-native and integrated communication platform, Spok Go®. We are also taking immediate steps to put our operations on a positive free cash flow basis through a combination of furlough and other cost savings initiatives. We are evaluating our investment in development as hospitals represent one of the most impacted sectors of the economy from COVID-19. As part of our evaluation, we are focused on the investment in our cloud-native platform to ensure that shareholders realize the benefit of our investment. We will discuss this more in our outlook and in the coming quarters as we gain greater insight into the impact of COVID-19 on hospitals, including their budgets and perhaps even more importantly, their ability to interact with our sales and professional services teams."

Business Outlook:
Michael W. Wallace, chief operating officer and chief financial officer, said: “Expense management and strong financial discipline have allowed us to continue to invest in our business. In the first quarter, operating expenses

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were in-line with the prior quarter, with improvements in several expense categories. Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $72.2 million at March 31, 2020.”
Commenting on the Company’s previously provided financial guidance for 2020, Wallace noted: “Spok has been focused on understanding the impact of the pandemic on our business, particularly given the impact of COVID-19 on the roll-out of our Spok Go software business. Because of the uncertainty surrounding the duration and severity of this crisis and the extremely fluid nature of the situation, we, like many of our peer public companies, believe that it is most prudent to suspend our practice of providing annual guidance for revenues and expenses at this time. We look forward to returning to our normal guidance format after the crisis is over.

Unsolicited Offer from B. Riley:
On March 17, 2020, the Company announced that it had been made aware of a public announcement from B. Riley Financial, Inc. (NASDAQ: RILY) of an unsolicited offer to acquire all of the outstanding shares of Spok's common stock for $12 per share in cash. "I'd like to take this opportunity to remind stockholders that after careful evaluation the Board of Directors believes that the indication of interest from B. Riley severely undervalues Spok's business," said Kelly. "Given our strong cash reserves, our lucrative legacy wireless business, our valuable software business with a highly profitable maintenance base and revenue renewal rates in excess of 99 percent, our Spok Go software platform that is poised for growth and has been developed by Spok with significant customer interest prior to COVID-19 and the value of our deferred tax assets, the Board of Directors does not believe that the unsolicited, conditional and incomplete proposal from B. Riley provides adequate value for our stockholders."
Further, we believe this is not the time to start a sale process for Spok for the following reasons:
1.  M&A activity is severely depressed due to disruptions to the debt and equity markets, strict restrictions on travel and the inability to conduct meaningful due diligence on any proposed transaction, and the significant distractions affecting private equity and potential strategic counterparties due to COVID-19;
2.  We are currently unable to predict or quantify the impact of COVID-19 on our business, particularly the impact of COVID-19 on the roll-out of our Spok Go software business;

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3.  Our customers are large and mid-size hospitals and systems which are focused on patient care during this challenging time, which will affect our near-term financial results;
4.  Our Board of Directors continues to believe that, over the long term, our customers will further appreciate the value that our businesses bring to caregivers getting the right message to the right person on the right device at the right time;
5.  We are focused on ensuring that our shareholders realize the appropriate value for the investment in Spok Go, despite its rollout being affected by the COVID-19 pandemic;
6.  We want to provide feedback today on what we are seeing as our board considers the long-term interests of all our shareholders:
A.  Recurring Revenues:  We have two very valuable recurring revenue streams in our wireless business and software maintenance contracts, each with significant margins that together represented approximately 83% of revenues in our first quarter;
B.  Wireless:  Our wireless customer base over the next ten years is expected to generate approximately $597 million in revenue based on existing trends in Units In Service, ARPU and Churn, and we expect this business has a useful life of thirty years;
C.  Software:  We have a valuable software business that has approximately $72 million of annual revenue, including a high margin maintenance revenue stream of approximately $40 million of annual revenue with a 99% renewal rate; and
 D.  Cash:  We expect a modest investment in the continued refinement of Spok Go for the remainder of 2020 and the continued payment of quarterly dividends, while maintaining a strong cash, cash equivalents and short-term investments balance throughout the year.

7.  To date we have spent approximately $55 million developing Spok Go over the last 4.5 years. That is under $3 per share.  We have distributed $84.8 million to our shareholders in dividends and share buybacks over the same timeframe. That is over $4 per share.  We intend to run the business in a cash flow positive mode for the balance of 2020, as we enact cost savings measures to mitigate the impact of COVID-19 on our businesses. We will watch the market closely as the year progresses for signs it is opening back up for the sale and installation of our software solutions. If we don’t see significant progress in the market opportunity and

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the ability to continue to generate positive cash flow in the future while still investing in our platform, we can aggressively right size our operations to a cash flow maximization model and revert to paying a consistent regular dividend and year end special dividends with excess cash.

Finally, on this matter, we believe the indication of interest by B. Riley substantially undervalues our business given (1) our cash and short-term investments on the balance sheet of approximately $3.50 per share at year end after continuing to pay our regular quarterly dividend of $0.125 per share for each quarter of fiscal 2020; (2) our valuable wireless business that remains a critical tool for hospitals and emergency response and that we conservatively expect will generate significant cash flow over a projected useful life of thirty years with a discounted present value, based on prevailing discount rates for the business, of approximately $6.50 per share; (3) a valuable and highly profitable software maintenance business with a $40 million annual recurring revenue stream; and (4) the growth potential of our Spok Go software platform that displayed significant customer interest prior to COVID-19. We will continue to evaluate ways to deliver value to our shareholders from our software business and our investment in Spok Go and as we indicated "intend to carefully evaluate good faith proposals from financially capable parties that fairly value Spok and the potential for stockholder value represented by the Company’s long-term investment in its enterprise, cloud-native Spok Go platform.”

New Directors:
During the first quarter the Company also announced that the Board of Directors appointed Dr. Bobbie Byrne and Christine Cournoyer to join the Board of Directors. Also, Samme Thompson, a director of Spok since 2004, will be stepping down from the Board of Directors at Spok’s annual meeting later this year and will not stand for re-election. "We are excited to have Bobbie and Chris join our Board and look forward to the depth of experience that these software and healthcare IT industry veterans bring. I also want to take this opportunity to say that it has been an honor and privilege to have worked with and learned from Samme over the years. I am grateful to have worked alongside him to realize our mission to become a global leader in healthcare communications," continued Kelly.

* * * * * * * * *

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2020 First-Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2020 first-quarter results at 10:00 a.m. ET on Thursday, April 30, 2020. Dial-in numbers for the call are 1-323-794-2551 or 866-575-6539. The pass code for the call is 5307999. A replay of the call will be available from 1:00 p.m. ET on April 30, 2020 until 1:00 p.m. ET on Thursday, May 14, 2020. To listen to the replay, please register at http://tinyurl.com/Spok2020Q1earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® and Spok Go® platforms to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. Spok is making care collaboration easier. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Go are trademarks of Spok, Inc.

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Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok's future operating and financial performance and statements relating to the unsolicited takeover bid from B. Riley Financial, Inc., are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (COVID-19), the outcome of the unsolicited takeover bid from B. Riley Financial, Inc., as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2020	3/31/2019
Revenue:
Wireless	$21,386	$22,610
Software	15,881	19,154
Total revenue	37,267	41,764
Operating expenses:
Cost of revenue	8,264	7,592
Research and development	5,449	6,167
Technology operations	7,904	7,674
Selling and marketing	6,361	6,110
General and administrative	11,251	10,747
Depreciation, amortization and accretion	2,146	2,359
Total operating expenses	41,375	40,649
% of total revenue	111.0%	97.3%
Operating (loss) income	(4,108)	1,115
% of total revenue	(11.0)%	2.7%
Interest income	363	449
Other expense	(137)	(236)
(Loss) income before income taxes	(3,882)	1,328
Provision for income taxes	(657)	(586)
Net (loss) income	$(4,539)	$742
Basic and diluted net (loss) income per common share	$(0.24)	$0.04
Basic weighted average common shares outstanding	18,958,716	19,196,970
Diluted weighted average common shares outstanding	18,958,716	19,356,712
Cash dividends declared per common share	0.125	0.125
Key statistics:
Units in service	926	982
Average revenue per unit (ARPU)	$7.31	$7.32
Bookings	$15,639	$14,654
Backlog	$49,052	$37,392

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Revenue:
Wireless	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658
Software	15,881	17,933	17,639	17,398	19,154	20,165	19,217	16,970
Total revenue	37,267	39,548	39,453	39,525	41,764	43,256	42,476	40,628
Operating expenses:
Cost of revenue (b)	8,264	8,051	7,190	7,239	7,592	8,772	8,141	7,596
Research and development	5,449	7,132	7,437	6,807	6,167	6,618	5,934	6,177
Technology operations	7,904	8,083	7,805	7,866	7,674	8,120	7,787	7,698
Selling and marketing	6,361	5,891	5,595	5,574	6,110	6,275	5,716	6,093
General and administrative	11,251	11,531	11,813	11,696	10,747	10,721	13,673	12,741
Depreciation, amortization and accretion	2,146	2,250	2,305	2,335	2,359	2,601	2,785	2,669
Goodwill impairment	—	8,849	—	—	—	—	—	—
Total operating expenses	41,375	51,787	42,145	41,517	40,649	43,107	44,036	42,974
% of total revenue	111.0%	130.9%	106.8%	105.0%	97.3%	99.7%	103.7%	105.8%
Operating (loss) income	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)
% of total revenue	(11.0)%	(30.9)%	(6.8)%	(5.0)%	2.7%	0.3%	(3.7)%	(5.8)%
Interest income	363	350	399	452	449	628	384	342
Other (expense) income	(137)	206	163	602	(236)	(593)	(110)	102
(Loss) income before income taxes	(3,882)	(11,683)	(2,130)	(938)	1,328	184	(1,286)	(1,902)
(Provision for) benefit from income taxes	(657)	2,172	804	268	(586)	5	446	730
Net (loss) income	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)
Basic and diluted net (loss) income per common share	$(0.24)	$(0.50)	$(0.07)	$(0.03)	$0.04	$0.01	$(0.04)	$(0.06)
Basic weighted average common shares outstanding	18,958,716	18,860,020	19,086,811	19,217,866	19,196,970	19,445,401	19,456,149	19,750,941
Diluted weighted average common shares outstanding	18,958,716	18,860,020	19,086,811	19,217,866	19,356,712	19,445,401	19,456,149	19,750,941
Key statistics:
Units in service	926	938	955	977	982	992	999	1,024
Average revenue per unit (ARPU)	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41
Bookings	$15,639	$21,932	$20,421	$21,334	$14,654	$23,076	$21,580	$18,488
Backlog	$49,052	$50,553	$42,604	$39,718	$37,392	$40,422	$36,366	$36,295

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2020	12/31/2019

Assets
Current assets:
Cash and cash equivalents	$42,284	$47,361
Short term investments	29,906	29,899
Accounts receivable, net	27,216	30,174
Prepaid expenses	8,411	7,517
Other current assets	2,433	2,714
Total current assets	110,250	117,665
Non-current assets:
Property and equipment, net	7,655	8,000
Operating lease right-of-use assets	15,591	16,317
Capitalized software development	1,705	—
Goodwill	124,182	124,182
Intangible assets, net	2,292	2,917
Deferred income tax assets	47,486	48,983
Other non-current assets	1,641	1,808
Total non-current assets	200,552	202,207
Total assets	$310,802	$319,872
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,003	$3,615
Accrued compensation and benefits	10,403	11,680
Accrued taxes	1,419	1,529
Deferred revenue	25,265	25,944
Operating lease liabilities	5,236	5,437
Other current liabilities	3,629	2,978
Total current liabilities	49,955	51,183
Non-current liabilities:
Asset retirement obligations	6,109	6,061
Operating lease liabilities	10,972	11,575
Other non-current liabilities	986	959
Total non-current liabilities	18,067	18,595
Total liabilities	68,022	69,778
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	87,153	86,874
Accumulated other comprehensive loss	(1,821)	(1,601)
Retained earnings	157,446	164,819
Total stockholders' equity	242,780	250,094
Total liabilities and stockholders' equity	$310,802	$319,872

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2020	3/31/2019
Operating activities:
Net (loss) income	$(4,539)	$742
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	2,146	2,359
Deferred income tax expense	790	517
Stock based compensation	1,182	528
Provisions for doubtful accounts, service credits, and other	18	374
Changes in assets and liabilities:
Accounts receivable	2,441	(4,791)
Prepaid expenses, inventory and other assets	964	2,216
Accounts payable, accrued liabilities and other	(1,143)	(2,525)
Deferred revenue	(542)	1,803
Net cash provided by operating activities	1,317	1,223
Investing activities:
Purchases of property and equipment	(1,049)	(1,287)
Capitalized software development	(1,705)	—
Purchase of short-term investments	(14,888)	(14,824)
Maturity of short-term investments	15,000	—
Net cash used in investing activities	(2,642)	(16,111)
Financing activities:
Cash distributions to stockholders	(2,629)	(2,647)
Purchase of common stock (including commissions)	—	(1,810)
Purchase of common stock for tax withholding on vested equity awards	(903)	(1,011)
Net cash used in financing activities	(3,532)	(5,468)
Effect of exchange rate on cash	(220)	(60)
Net decrease in cash and cash equivalents	(5,077)	(20,416)
Cash and cash equivalents, beginning of period	47,361	83,343
Cash and cash equivalents, end of period	$42,284	$62,927
Supplemental disclosure:
Income taxes paid	$—	$80

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Revenue
Paging	$20,451	$20,826	$21,212	$21,342	$21,687	$21,997	$22,442	$22,824
Non-paging	935	789	602	785	923	1,094	817	834
Total wireless revenue	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091	$23,259	$23,658

License	955	1,711	2,723	1,676	2,840	3,496	3,175	1,993
Services	4,549	4,947	4,202	4,835	5,206	5,103	4,555	4,363
Equipment	725	1,125	689	842	963	1,568	1,296	1,107
Operations revenue	$6,229	$7,783	$7,614	$7,353	$9,009	$10,167	$9,026	$7,463

Maintenance revenue	$9,652	$10,150	$10,025	$10,045	$10,145	$9,998	$10,191	$9,507
Total software revenue	$15,881	$17,933	$17,639	$17,398	$19,154	$20,165	$19,217	$16,970

Total revenue	$37,267	$39,548	$39,453	$39,525	$41,764	$43,256	$42,476	$40,628

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Cost of revenue
Payroll and related	$5,785	$5,222	$5,099	$4,749	$4,931	$4,868	$4,923	$4,853
Cost of sales	1,940	2,278	1,567	1,900	2,080	3,349	2,623	2,119
Stock-based compensation	119	42	21	97	107	44	75	75
Other	420	509	503	493	474	511	520	549
Total cost of revenue (b)	8,264	8,051	7,190	7,239	7,592	8,772	8,141	7,596
Research and development
Payroll and related	4,761	5,056	5,083	4,639	4,263	4,350	4,709	4,506
Outside services	1,584	1,742	2,027	1,912	1,745	2,115	1,040	1,481
Capitalized software development	(1,705)	—	—	—	—	—	—	—
Stock-based compensation	236	113	102	84	11	5	71	90
Other	573	221	225	172	148	148	114	100
Total research and development	5,449	7,132	7,437	6,807	6,167	6,618	5,934	6,177
Technology operations
Payroll and related	2,712	2,656	2,823	2,662	2,647	2,616	2,866	2,618
Site rent	3,398	3,669	3,269	3,480	3,296	3,432	3,482	3,538
Telecommunications	1,001	1,026	1,016	1,019	996	1,021	950	935
Stock-based compensation	43	32	30	30	30	24	24	24
Other	750	700	667	675	705	1,027	465	583
Total technology operations	7,904	8,083	7,805	7,866	7,674	8,120	7,787	7,698
Selling and marketing
Payroll and related	3,583	3,382	3,524	3,329	3,273	3,047	3,401	3,311
Commissions	1,212	1,158	1,114	1,298	1,424	1,759	1,225	1,397
Stock-based compensation	172	164	137	128	161	99	135	135
Advertising and events	784	1,034	703	656	933	1,236	857	996
Other	610	153	117	163	319	134	98	254
Total selling and marketing	6,361	5,891	5,595	5,574	6,110	6,275	5,716	6,093
General and administrative
Payroll and related	4,134	3,974	4,220	4,136	4,041	4,087	4,834	4,340
Stock-based compensation	612	770	674	690	219	860	1,118	943
Bad debt	43	56	402	(96)	308	303	513	279
Facility rent, office, and technology costs	2,068	1,952	2,369	2,485	2,294	2,072	2,925	2,323
Outside services	2,036	2,350	2,004	2,306	1,776	2,062	1,864	2,443
Taxes, licenses and permits	859	1,000	888	863	921	111	1,081	1,024
Other	1,499	1,429	1,256	1,312	1,188	1,226	1,338	1,389
Total general and administrative	11,251	11,531	11,813	11,696	10,747	10,721	13,673	12,741
Depreciation, amortization and accretion	2,146	2,250	2,305	2,335	2,359	2,601	2,785	2,669
Goodwill impairment	—	8,849	—	—	—	—	—	—
Operating expenses	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974
Capital expenditures	$1,063	$679	$1,378	$1,495	$1,287	$830	$1,630	$2,299

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Paging units in service
Beginning units in service (000's)	938	955	977	982	992	999	1,024	1,030
Gross placements	24	22	28	35	27	30	31	35
Gross disconnects	(36)	(39)	(50)	(40)	(37)	(37)	(56)	(41)
Net change	(12)	(17)	(22)	(5)	(10)	(7)	(25)	(6)
Ending units in service	926	938	955	977	982	992	999	1,024
End of period units in service % of total (b)
Healthcare	82.6%	82.4%	81.7%	81.7%	81.6%	81.4%	81.7%	81.5%
Government	5.4%	5.4%	5.5%	5.6%	5.8%	5.8%	5.8%	5.7%
Large enterprise	5.5%	5.5%	6.1%	5.9%	5.9%	5.9%	6.0%	6.0%
Other(b)	6.5%	6.6%	6.7%	6.8%	6.7%	6.9%	6.5%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	67	69	72	74	77	78	81	85
101 to 1,000 units	171	173	175	179	186	190	192	197
>1,000 units	688	696	708	724	719	724	726	742
Total	926	938	955	977	982	992	999	1,024
Account size net loss rate(c)
1 to 100 units	(3.0)%	(3.8)%	(2.1)%	(3.2)%	(2.3)%	(1.7)%	(4.3)%	(3.8)%
101 to 1,000 units	(1.0)%	(1.0)%	(2.4)%	(3.9)%	(2.3)%	—%	(2.7)%	(0.6)%
>1,000 units	(1.2)%	(1.8)%	(2.2)%	0.7%	(1.1)%	(0.1)%	(2.2)%	(0.2)%
Total	(1.3)%	(1.8)%	(2.2)%	(0.5)%	(1.1)%	(0.2)%	(2.5)%	(0.6)%
Account size ARPU
1 to 100 units	$12.01	$11.99	$11.84	$12.00	$11.90	$11.61	$11.33	$12.04
101 to 1,000 units	8.34	8.31	8.41	8.47	8.35	8.28	8.19	8.34
>1,000 units	6.59	6.62	6.59	6.47	6.57	6.69	6.74	6.62
Total	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36	$7.40	$7.41

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Reconciliation of net (loss) income to EBITDA (b):
Net (loss) income (c)	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189	$(840)	$(1,172)
Plus (less): (benefit from) provision for income taxes	657	(2,172)	(804)	(268)	586	(5)	(446)	(730)
Plus (less): Other expense (income)	137	(206)	(163)	(602)	236	593	110	(102)
Less: Interest income	(363)	(350)	(399)	(452)	(449)	(628)	(384)	(342)
Operating (loss) income	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149	(1,560)	(2,346)
Plus: depreciation, amortization and accretion	2,146	2,250	2,305	2,335	2,359	2,601	2,785	2,669
EBITDA (as defined by the Company)	$(1,962)	$(9,989)	$(387)	$343	$3,474	$2,750	$1,225	$323

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)(d)

	For the three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
(Dollars in thousands)
Operating expenses	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107	$44,036	$42,974
Less: depreciation, amortization and accretion	2,146	2,250	2,305	2,335	2,359	2,601	2,785	2,669
Less: goodwill impairment	$—	$8,849	$—	$—	$—	$—	$—	$—
Add: capitalized software costs	$1,705	$—	$—	$—	$—	$—	$—	$—
Adjusted operating expenses	$40,934	$40,688	$39,840	$39,182	$38,290	$40,506	$41,251	$40,305

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short-term and long-term incentive plans.

(c) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net (loss) income of $166, $196, $359, and $771 in the first, second, third, and fourth quarters respectively.

(d) Adjusted operating expenses is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on adjusted operating expenses for purposes of assessing our core operating results based on expenses incurred within a period that directly drive operating income in that period. Management adjusts for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.